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                                                                     EXHIBIT 5


              [Riddell, Williams, Bullitt & Walkinshaw Letterhead]

                                 September 1, 1995

Airborne Freight Corporation
3101 Western Avenue
Post Office Box 662
Seattle, Washington 98111

        Re: Registration on Form S-3, Relating to the Offering of up to $100,000,000 of Notes

Ladies and Gentlemen:

        You have requested our opinion as to the legality of issuance of up to $100,000,000 of Notes (the "Notes") of Airborne Freight Corporation, a Delaware corporation (the "Company"), as well as guarantees of such Notes (the "Guarantees") issued by ABX Air, Inc., a Delaware corporation ("ABX"), a wholly-owned subsidiary of the Company, by Airborne Forwarding Corporation, a Delaware corporation ("AFC"), a wholly-owned subsidiary of the Company, Airborne FTZ, Inc., an Ohio corporation ("AFTZ"), a wholly-owned subsidiary of ABX, and Wilmington Air Park, Inc., an Ohio corporation ("WAP"), a wholly-owned subsidiary of ABX. The Notes and Guarantees are to be offered pursuant to the above-referenced Registration Statement. This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-3.

        As general counsel for the Company, ABX, AFC, AFTZ and WAP, we are familiar with (i) the Restated Certificate of Incorporation, as amended, Bylaws, and corporate proceedings of the Company; (ii) the Certificate of Incorporation, as amended, Bylaws and corporate proceedings of ABX; (iii) the Certificate of Incorporation, Bylaws and corporate proceedings of AFC; (iv) the Articles of Incorporation, Bylaws and corporate proceedings of AFTZ; and (v) the Articles of Incorporation, Bylaws and corporate proceedings of WAP. We have assisted in the preparation of the above-referenced Registration Statement, including the Prospectus contained therein.


        Based upon the foregoing, we are of the opinion that:

        1. the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware; and

        2. ABX has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware; and
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Airborne Freight Corporation
September 1, 1995
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        3.  AFC has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware; and

        4. AFTZ has been duly incorporated and is validly existing as a corporation in good standing under the laws of Ohio;

        5. WAP has been duly incorporated and is validly existing as a corporation in good standing under the laws of Ohio; and

        6. when the Registration Statement, as amended, shall have been declared effective by order of the Securities and Exchange Commission, and when up to $100,000,000 of Notes and Guarantees shall have been issued pursuant to the Indenture relating thereto (the "Indenture") and sold upon the terms and conditions contemplated by the Underwriting Agreement in substantially the form filed as Exhibit 1 to the Registration Statement, at such price and underwriting discount as shall have been duly approved by the Pricing Committee of the Board of Directors in accordance with the authority delegated to such committee, then such Notes and Guarantees will be valid and legally binding obligations of the Company, ABX, AFC, AFTZ and WAP, respectively.

        With respect to our opinion in paragraph 6, we express no opinion as to the effect of federal or state laws regarding fraudulent conveyances, preferential transfers or distributions by corporations to stockholders.

        We do not purport to be expert on, or to express any opinions herein concerning any laws other than the substantive law of the State of Washington, the corporate law of the State of Delaware, and the federal laws of the United States.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the inclusion in the Prospectus of the reference to our firm under the heading "Validity of Securities."


                                   Very truly yours,

                                   /s/  Riddell, Williams, Bullitt & Walkinshaw

                                        RIDDELL, WILLIAMS, BULLITT & WALKINSHAW